UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2004

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Drive Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 1, 2004, Mr. Kelley became the President and Chief Operating Officer of The Medicines Company (the “Company”).  In connection with his appointment, Mr. Kelley entered into a letter agreement with the Company setting forth the terms of his employment.

Although Mr. Kelley’s employment is “at will,” the letter agreement provides that he will receive an annual base salary of $315,000 and a one-time “sign-on” payment of $20,000.  Mr. Kelley is eligible to receive, at the discretion of the board of directors of the Company, an annual bonus targeted to be fifty percent (50%) of his annual base salary, subject to meeting company and personal performance goals.  The Company granted Mr. Kelley an option to purchase 225,000 shares of its common stock at an exercise price of $25.25 per share (the closing price of the Company’s common stock on December 1, 2004).  Twenty-five percent (25%) of the stock option vests on December 1, 2005 and the remainder of the stock option vests in thirty-six equal monthly installments beginning January 1, 2006.  If Mr. Kelley’s employment is terminated without cause or for good reason or if he is terminated under certain circumstances in connection with a change of control,  the stock option will continue to vest for twelve months beyond the date of termination and Mr. Kelley shall receive twelve months’ base salary plus a bonus equal to the average of the preceding three years’ bonuses.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 1, 2004, the Company appointed John Kelley, age 51, President and Chief Operating Officer of the Company.  Prior to joining the Company, Mr. Kelley held a series of positions at Aventis, an international pharmaceutical company.  From September 2003 until September 2004, Mr. Kelley served as Senior Vice President, Global Marketing and Medical at Aventis, where he was accountable for worldwide brand management of Aventis’ core strategic brands and managed strategic alliances with partner companies.  From September 2002 to September 2003, he served as Senior Vice President, Strategic Risk Officer for Aventis, advising the Management Board and Chief Executive Officer.  From January 2000 to September 2002, Mr. Kelley served as Vice President, Head of Strategic Development of Aventis where he was responsible for leading the strategic planning process of the pharmaceutical division of Aventis as well as merger and acquisition activity.  Prior to the formation of Aventis, he served as a Vice President, Commercial Director, U.S. at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals and agriculture, from March 1998 through December 1999.  Prior to that, Mr. Kelley served as Vice President of Marketing of Hoechst Marion Roussel from 1995 to 1998.

The principal terms of Mr. Kelley’s employment arrangement with the Company are described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: December 7, 2004	By:	/s/ Steven H. Koehler
Steven H. Koehler
Senior Vice President and Chief Financial Officer